SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2012

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2012, Levi Strauss & Co. (the “Company”) made certain organizational changes affecting certain of its named executive officers. Anne Rohosy, the Company’s Executive Vice President and President, Global Dockers®, will take on the newly-created role of Executive Vice President and President, Commercial Operations Americas and Europe, effective immediately. Ms. Rohosy will continue to lead the Dockers® brand in addition to her new responsibilities until a successor to that role is determined.

Ms. Rohosy, 53, became the Company’s Executive Vice President and President, Global Dockers® in May, 2011. She joined the Company in October 2009 as Senior Vice President, Levi’s® North America Commercial Operations, and then served as Senior Vice President, Levi’s® Wholesale, Americas, before being named President of the Global Dockers® brand. Ms. Rohosy’s professional experience in the apparel industry spans more than 20 years with such global brands as Swatch, Liz Claiborne and 15 years with Nike, where she led the company’s commercial strategy development and apparel sales in the United States and Europe.

In connection with her new role, Ms. Rohosy will receive an annual base salary of $675,000. Ms. Rohosy is eligible to participate in the Company’s Annual Incentive Program at a target participation rate of 80% of her base salary. She will also continue to be eligible for other benefits that she received as Executive Vice President and President, Global Dockers®, including participation in the Company’s 2006 Equity Incentive Plan, receipt of standard healthcare, life insurance and long-term savings program benefits, and a cash allowance of $15,000 per year under the Company’s executive perquisite program.

Ms. Rohosy’s employment is at-will and may be terminated by the Company or by Ms. Rohosy at any time.

There is no understanding or arrangement between Ms. Rohosy and any other person or persons with respect to her employment as the Executive Vice President and President, Commercial Operations Americas and Europe and there are no family relationships between Ms. Rohosy and any director or other executive officer or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant in which Ms. Rohosy or any member of her immediate family had, or will have, a direct or indirect material interest.

The Company also has adjusted the role of Aaron Boey, its Executive Vice President and President, Global Denizen® brand, to formalize his leadership of commercial operations for the Company’s Asia Pacific division. As a result his title, effective immediately, is Executive Vice President and President, Commercial Operations Asia Pacific and President, Global Denizen® brand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: February 22, 2012	By:	/s/ Blake Jorgensen
	Name:	Blake Jorgensen
	Title:	Executive Vice President and Chief Financial Officer